Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-20308, 33-63610, 33-69400, 333-24605, 333-81963, 333-85841, 333-94349, 333-83116, 333-91198, 333-123187, 333-123186 and 333-136237 on the respective Forms S-8; in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-67928 on Form S-4; and in Registration Statement No. 333-141208 on Form S-3 of our report dated November 27, 2007 relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SFAS 123R, Share-Based Payment) of International Game Technology and our report dated November 27, 2007 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of International Game Technology for the year ended September 30, 2007.
/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
November 27, 2007